EXPENSE LIMITATION AGREEMENT

         THIS AGREEMENT, dated as of April 1, 2008, amended and restated effective as of August 18, 2008, amended and restated effective as of November 21, 2008, amended and restated effective as of April 1, 2009, amended and restated effective as of August 24, 2009, and amended and restated effective as of November 10, 2009, is made and entered into by and between Security Investors, LLC (the "Adviser") and each of the registered investment companies set forth on Schedule A (each such company being referred to herein as a "Company"). This Agreement shall apply to each investment portfolio of a Company as set forth in Schedule A (each a "Fund" and collectively the "Funds").

         WHEREAS, the Adviser has been appointed the investment adviser to the Funds pursuant to agreements between each Company and the Adviser (each such agreement an "Advisory Agreement"); and

         WHEREAS, certain Funds wish to amend their existing arrangements with the Adviser; and

         WHEREAS, each Company, on its own behalf and on behalf of its investment portfolios listed in Schedule A, and the Adviser desire to enter into the arrangements described herein.

         NOW, THEREFORE, it is agreed as follows:

         1.

         A. With respect to the Funds identified as Group 1 Funds on Schedule A, the Adviser hereby agrees, subject to Section 2 hereof, to reduce the fees payable to it under the applicable Advisory Agreement (but not below zero) and make any additional payments to the extent necessary to limit the ordinary operating expenses (including Rule 12b-1 fees (if any), but exclusive of brokerage costs, dividends on securities sold short, expenses of other investment companies in which a Fund invests, interest, taxes, litigation, indemnification, and extraordinary expenses (as determined under generally accepted accounting principles)) ("Group 1 Operating Expenses"), of each Group 1 Fund to an annual rate (as a percentage of the Fund's average daily net assets) as set forth on Schedule A ("Group 1 Expense Limit").

         B. With respect to the Funds identified as Group 2 Funds on Schedule A, the Adviser hereby agrees to waive a portion of its fee under the Advisory Agreement with respect to each Group 3 Fund as set forth on Schedule A until April 30, 2010.

         2. If on any day or month, the estimated annualized Group 1 Operating Expenses of a Group 1 Fund as of that day or month are less than the applicable Group 1 Expense Limit as of that day or month, the Adviser shall be entitled to reimbursement by such Fund as set forth below. The applicable Fund shall reimburse fees waived or reduced and other payments remitted by the Adviser to such Fund pursuant to either Section 1 hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the "Reimbursement Amount"), to the extent that the annualized Group 1 Operating Expenses of a Group 1 Fund, plus the amount so reimbursed by the Fund equals, as of that day or month, the Group 1 Expense Limit as set forth in Schedule A, provided however, that such amount paid by the Fund to the Adviser will in no event exceed the total of the Reimbursement Amount and will not include any amounts previously reimbursed by the Fund. Any amounts reimbursed by the Fund to the Adviser under this Section 2 shall not include any additional charges or fees, such as interest on the Reimbursement Amount. Amounts so reimbursed by the Fund shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) month period until fully reimbursed and thereafter (i.e., after the oldest Reimbursement Amount has been fully reimbursed by the Fund), to the next oldest Reimbursement Amount, and so on. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Fund as necessary to ensure that the amount of Group 1 Operating Expenses of a Group 1 Fund during any fiscal year never exceeds the applicable Group 1 Expense Limit for such Fund during that fiscal year. In no event will a Fund be obligated to pay any fees waived or deferred by the Adviser with respect to any other Fund.

         3. (a) This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Agreement and the previous sentence, the previous sentence shall control.

         (b) In case a Fund has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Fund in accordance with the terms of the Fund's multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 and in manner consistent with that Rule.

         4. The parties agree that this Agreement shall supersede any prior expense limitation agreement between a Company and the Adviser with respect to such Company's Funds listed on Schedule A.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SECURITY EQUITY FUND                                     SECURITY INVESTORS, LLC
By:                                                      By:
Name:                                                    Name:
Title: Vice President                                    Title: Vice President


SECURITY LARGE CAP VALUE FUND                            SECURITY INCOME FUND

By:                                                      By:
Name:                                                    Name:
Title: Vice President                                    Title: Vice President


SBL FUND

By:
Name:

Title: Vice President

                                   SCHEDULE A

                             DATED NOVEMBER 10, 2009

Registered investment companies to which this Agreement applies, and their respective Funds:

1. GROUP 1:

Security Equity Fund: Alpha Opportunity Fund (Class A, B, C and Institutional Class), Select 25 Fund (Class A, B and C), and All Cap Value Fund (Class A, C and Institutional Class), All Cap Growth Fund (Class A, C, and Institutional Class), Small Cap Value Fund (Class A, C, and Institutional Class) and Global Institutional Fund

Mid Cap Value Institutional Fund

Security Large Cap Value Fund: Large Cap Value Fund (Class A, B and C)

Large Cap Value Institutional Fund

Security Income Fund: U.S. Intermediate Bond Fund (Class A, B and C) and High Yield Fund (Class A, B, C and Institutional Class)

SBL Fund: Alpha Opportunity Fund (Series Z), U.S. Intermediate Bond Fund (Series
E), Enhanced Index Fund (Series H) and All Cap Value Fund (Series O)

Group 1 Expense Limit:

FUND NAME AND SHARE CLASS                          EXPENSE LIMIT         EFFECTIVE DATE         EXPIRY DATE
-------------------------                          -------------         --------------         -----------
ALPHA OPPORTUNITY FUND

         Class A                                       1.95%               8/18/2008             1/31/2010
         Class B                                       2.70%               8/18/2008             1/31/2010
         Class C                                       2.70%               8/18/2008             1/31/2010
         Institutional Class                           1.70%               8/18/2008             1/31/2010

         EFFECTIVE 2/01/2010
         Class A                                       2.11%               2/01/2010             1/31/2011
         Class B                                       2.86%               2/01/2010             1/31/2011
         Class C                                       2.86%               2/01/2010             1/31/2011
         Institutional Class                           1.86%               2/01/2010             1/31/2011

SELECT 25 FUND

         Class A                                       1.35%               8/18/2008             1/31/2010
         Class B                                       2.10%               8/18/2008             1/31/2010
         Class C                                       2.10%               8/18/2008             1/31/2010

         EFFECTIVE 2/01/2010
         Class A                                       1.35%               2/01/2010             1/31/2011
         Class B                                       2.10%               2/01/2010             1/31/2011
         Class C                                       2.10%               2/01/2010             1/31/2011


MID CAP VALUE INSTITUTIONAL FUND                       0.90%               8/24/2009             3/31/2011

ALL CAP VALUE FUND

         Class A                                       1.35%               8/18/2008             1/31/2010
         Class C                                       2.10%               8/18/2008             1/31/2010
         Institutional Class                           1.10%               8/18/2008             1/31/2010

         EFFECTIVE 2/01/2010
         Class A                                       1.27%               2/01/2010             1/31/2011
         Class C                                       2.02%               2/01/2010             1/31/2011
         Institutional Class                           1.02%               2/01/2010             1/31/2011

LARGE CAP VALUE FUND

         Class A                                       1.25%               8/18/2008             1/31/2010
         Class B                                       2.00%               8/18/2008             1/31/2010
         Class C                                       2.00%               8/18/2008             1/31/2010

         EFFECTIVE 2/01/2010
         Class A                                       1.15%               2/01/2010             1/31/2011
         Class B                                       1.90%               2/01/2010             1/31/2011
         Class C                                       1.90%               2/01/2010             1/31/2011

LARGE CAP VALUE INSTITUTIONAL FUND                     0.98%               2/08/2008             1/31/2010

         EFFECTIVE 2/01/2010                           0.96%               2/01/2010             1/31/2011

ALL CAP GROWTH FUND

         Class A                                       1.40%               11/21/2008            1/31/2011
         Class C                                       2.15%               11/21/2008            1/31/2011
         Institutional Class                           1.15%               11/21/2008            1/31/2011

GLOBAL INSTITUTIONAL FUND                              1.00%               8/24/2009             1/31/2011

SMALL CAP VALUE FUND

         Class A                                       1.30%               8/24/2009             1/31/2011
         Class C                                       2.05%               8/24/2009             1/31/2011
         Institutional Class                           1.05%               8/24/2009             1/31/2011

U.S. INTERMEDIATE BOND FUND

         Class A                                       0.95%               8/18/2008             4/30/2010
         Class B                                       1.70%               8/18/2008             4/30/2010
         Class C                                       1.70%               8/18/2008             4/30/2010

         EFFECTIVE 5/01/2010
         Class A                                       1.00%               5/01/2010             4/30/2011
         Class B                                       1.75%               5/01/2010             4/30/2011
         Class C                                       1.75%               5/01/2010             4/30/2011


HIGH YIELD FUND

         Class A                                       1.10%               8/18/2008             4/30/2010
         Class B                                       1.85%               8/18/2008             4/30/2010
         Class C                                       1.85%               8/18/2008             4/30/2010
         Institutional Class                           0.85%               2/18/2008             4/30/2010

         EFFECTIVE 5/01/2010
         Class A                                       1.16%               5/01/2010             4/30/2011
         Class B                                       1.91%               5/01/2010             4/30/2011
         Class C                                       1.91%               5/01/2010             4/30/2011
         Institutional Class                           0.91%               5/01/2010             4/30/2011

ALPHA OPPORTUNITY FUND (SERIES Z)                      1.70%               8/18/2008             4/30/2010

         EFFECTIVE 5/01/2010                           2.35%               5/01/2010             4/30/2011

ALL CAP VALUE FUND (SERIES O)                          0.85%               8/18/2008             4/30/2010

         EFFECTIVE 5/01/2010                           1.00%               5/01/2010             4/30/2011

U.S. INTERMEDIATE BOND FUND (SERIES E)                 0.81%               5/01/2010             4/30/2011

ENHANCED INDEX FUND (SERIES H)                         1.00%               5/01/2010             4/30/2011



2.  GROUP 2 FUNDS:

SBL Fund: U.S. Intermediate Bond Fund (Series E) and Enhanced Index Fund (Series H)

Group 2 Fee Waiver:

FUND NAME                                                         FEE WAIVER          EFFECTIVE DATE         EXPIRY DATE
---------                                                         ----------          --------------         -----------
U.S. INTERMEDIATE BOND FUND (SERIES E)                              0.15%               08/18/2008            4/30/2010
ENHANCED INDEX FUND (SERIES H)                                      0.25%               08/18/2008            4/30/2010